Registration No. 333-

As Filed with the Securities and Exchange Commission on October 31, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	41-1591444
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, MN 55391-1693
(Address of Principal Executive Offices, including Zip Code)

TCF Employees Stock Purchase Plan and

TCF Employees Stock Purchase Plan – Supplemental Plan
(Full title of the plan(s))

Joseph T. Green
Senior Vice President, General Counsel and Secretary
TCF Financial Corporation
200 Lake Street East, MAILCODE EX0-03-G
Wayzata, MN 55391-1693

(952) 475-6498
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.01 par value	4,000,000 shares(1)	$11.025(2)	$44,100,000	$6,015.24

(1)         Includes (a) 3,000,000 shares of Common Stock that may be offered or sold pursuant to the TCF Employees Stock Purchase Plan and (b) 1,000,000 shares of Common Stock that may be offered or sold pursuant to the TCF Employees Stock Purchase Plan — Supplemental Plan.  Pursuant to Rule 416 under the Securities Act of 1933, as amended, this statement also covers any additional securities that may be issued as a result of stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c), this statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)         Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h)(1) and (c) under the Securities Act of 1933, as amended.  The proposed maximum offering price per share is based on the average of the high and low prices for Registrant’s common stock, par value $0.01, reported on the New York Stock Exchange on October 24, 2012.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 4,000,000 shares of common stock, par value $0.01 per share of TCF Financial Corporation (“TCF” or the “Registrant”) to be issued pursuant to the TCF Employees Stock Purchase Plan (the “ESPP”) and the TCF Employees Stock Purchase Plan – Supplemental Plan (the “ESPP Supplemental Plan” and together with the ESPP, the “Plans”).

Pursuant to Instruction E, the contents of the following registration statements previously filed with the Securities and Exchange Commission (the “SEC”) relating to the Plans are hereby incorporated by reference:  Registration No. 333-168893 filed on August 17, 2010, Registration No. 333-154929 filed on October 31, 2008, Registration No. 333-146741 filed on October 16, 2007, Registration No. 333-113748 filed on March 19, 2004, Registration No. 333-72394 filed on October 29, 2001, Registration No. 33-57633 filed on February 8, 1995, Registration No. 33-43030 filed on September 30, 1991 and Registration No. 33-14203 filed on November 27, 1987.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.  Interests of Named Experts and Counsel.

Joseph T. Green, who is providing an opinion of counsel with respect to the securities to which this Registration Statement on Form S-8 relates, is an employee and officer (Senior Vice President, General Counsel and Secretary) of TCF and is eligible to participate in the Plans. As of October 24, 2012, Mr. Green owns 121,437.762 shares of TCF Common Stock (which includes 32,268 shares of unvested restricted stock), including 59,046.329 shares in the ESPP and 8,261.457 shares in the ESPP Supplemental Plan.

Item 8.  Exhibits.

Exhibit	Description

4.1

Amended and Restated Certificate of Incorporation of TCF Financial Corporation [incorporated by reference to Exhibit 3(a) of TCF Financial Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012]

4.2	Amended and Restated Bylaws of TCF Financial Corporation [incorporated by reference to Exhibit 3(b) to TCF Financial Corporation’s Current Report on Form 8-K filed March 2, 2012]

5*	Opinion of Joseph T. Green

23.1	Consent of Joseph T. Green (included in Exhibit 5)

23.2*	Consent of KPMG LLP

24*	Power of Attorney

99.1*	TCF Employees Stock Purchase Plan, as amended effective July 1, 2012

99.2

TCF Employees Stock Purchase Plan – Supplemental Plan, as amended and restated effective January 1, 2011 [incorporated by reference to Exhibit 10(j)-1 to TCF Financial Corporation’s Current Report on Form 8-K filed May 2, 2011]

* Filed herewith.

The ESPP has received a favorable determination letter from the Internal Revenue Service (“IRS”) on its qualified plan status under Internal Revenue Code Section 401(a). TCF will submit or has submitted the ESPP and any amendment thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order for it to continue to qualify.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayzata, State of Minnesota, on October 31, 2012.

TCF FINANCIAL CORPORATION

/s/ William A. Cooper
By:	William A. Cooper Chairman and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ William A. Cooper
By:	William A. Cooper Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Michael S. Jones
By:	Michael S. Jones Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ David M. Stautz
By:	David M. Stautz Senior Vice President, Controller and Managing Director of Corporate Development (Principal Accounting Officer)

Craig R. Dahl, Director, Vice Chairman and Executive Vice President, Lending*		Thomas A. Cusick, Director*

Thomas F. Jasper, Director, Vice Chairman and Executive Vice President, Funding, Operations and Finance*		Karen Grandstrand, Director*

Barry N. Winslow, Director and Vice Chairman, Corporate Development*		George G. Johnson, Director*

Raymond L. Barton, Director*		Vance K. Opperman, Director*

Peter Bell, Director*		James M. Ramstad, Director*

William F. Bieber, Director*		Gerald A. Schwalbach, Lead Director*

Theodore J. Bigos, Director*		Richard A. Zona, Director*

*By	/s/ Joseph T. Green

Joseph T. Green, pursuant to powers of attorney executed by each of the officers and directors listed above whose name is marked by an “*” and filed as an exhibit hereto, by signing his name hereto does hereby sign and execute this registration statement of TCF Financial Corporation on behalf of each of such officers and directors in the capacities in which the names of each appear above.

Date: October 31, 2012

The Plans.  Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plans) have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Wayzata, State of Minnesota, on October 31, 2012.

TCF Employees Stock Purchase Plan, TCF Financial Corporation as Plan Administrator		TCF Employees Stock Purchase Plan – Supplemental Plan, TCF Financial Corporation as Plan Administrator

By:	/s/ Barbara E. Shaw	By:	/s/ Barbara E. Shaw
	Barbara E. Shaw, Senior Vice President		Barbara E. Shaw, Senior Vice President

EXHIBIT INDEX

Exhibit	Description

4.1

Amended and Restated Certificate of Incorporation of TCF Financial Corporation [incorporated by reference to Exhibit 3(a) of TCF Financial Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012]

4.2	Amended and Restated Bylaws of TCF Financial Corporation [incorporated by reference to Exhibit 3(b) to TCF Financial Corporation’s Current Report on Form 8-K filed March 2, 2012]

5*	Opinion of Joseph T. Green

23.1	Consent of Joseph T. Green (contained in Exhibit 5 to this Registration Statement)

23.2*	Consent of KPMG LLP

24*	Power of Attorney

99.1*	TCF Employees Stock Purchase Plan, as amended effective July 1, 2012

99.2

TCF Employees Stock Purchase Plan – Supplemental Plan, as amended and restated effective January 1, 2011 [incorporated by reference to Exhibit 10(j)-1 to TCF Financial Corporation’s Current Report on Form 8-K filed May 2, 2011]

* Filed herewith.